Exhibit 4.2

                      TROPICAL SPORTSWEAR INT'L CORPORATION
                             STOCK OPTION AGREEMENT
                   FOR NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         This Stock Option Agreement ("Option Agreement") is entered into as of the _____ day of ___________, 19____ by and between Tropical Sportswear Int'l Corporation, a Florida corporation (the "Corporation"), ________________, a non-employee director of the Corporation (the "Optionee").

         WHEREAS, the board of directors of the Corporation (the "Board") has duly adopted that certain Non-Employee Director Stock Option Plan (the "Plan"), which authorizes the Corporation to grant to eligible individuals options for the purchase of shares of common stock, par value $.01 per share, of the Corporation (the "Stock"); and

         WHEREAS, the Corporation has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, an option to purchase a certain number of shares of Stock in order to provide the Optionee with an incentive to advance the interests of the Corporation and its subsidiaries, all according to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Grant of Option. Subject to the terms of the Plan (attached hereto as Exhibit A, the terms of which are incorporated herein by this reference), the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase from the Corporation, on the terms and subject to the conditions set forth herein and in the Plan, _________ shares of Stock. The Option shall constitute a nonqualified stock option. The date of grant of the Option is __________ (the "Grant Date"), the date on which the grant of the Option was approved in accordance with the terms and conditions of the Plan.

         2. Price. The purchase price (the "Option Price") for the shares of Stock subject to the Option granted by this Option Agreement is $_________ per share.

         3. Exercise of Option. Except as otherwise provided herein and in the Plan, the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:

                   a. Time of Exercise of Option. The Optionee may exercise the Option (subject to the limitations on exercise set forth in Section 3(c) hereof), in whole or in part, as follows: (i) the Option may not be exercised to any extent prior to one (1) year following date of grant; and (ii) the Option may be exercised to the extent of 33-1/3% of the Shares subject to such Option after one year following the Grant Date and may be exercised to the extent of an additional 33-1/3% of the Shares subject to such Option after each of the second and third years following the Grant Date.

                   b. Death, Resignation or Removal from the Board. In the event the Optionee ceases to serve on the Board, whether by death, disability, resignation with or without the consent of the Corporation, or removal other than for cause, the Option shall be exercisable to the extent provided in
Section 4 of the Plan.

                  c. Limitations on Exercise of Option. In no event may the Option be exercised, in whole or in part, after ten (10) years following the Grant Date. In no event may the Option be exercised for a fractional share.

         4. Method of Exercise of Option. The method of exercise of the Option is set forth in Section 7 of the Plan.

         5. Effect of Changes in Capitalization. Section 5 of the Plan shall apply to the Option.

         6. Withholding of Taxes. The parties hereto recognize that the Corporation or any subsidiary thereof may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option or in connection with certain dispositions of any shares of Stock acquired by exercise of the Option. The Optionee agrees that the Corporation or any subsidiary thereof may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Corporation or any subsidiary thereof having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made, in cash or by certified check payable to the order of the Corporation or a subsidiary thereof. With the prior approval of the Corporation, however, which may be withheld by the Corporation in its sole discretion, the Optionee may elect to satisfy such obligations, in whole or in part, (a) by causing the Corporation to withhold shares of Stock otherwise issuable pursuant to the exercise of the Option or (b) by delivering to the Corporation shares of Stock already owned by the Optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligations. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Corporation in accordance with the Plan as of the date that the amount of tax to be withheld is to be determined.

         7. Delivery of Shares. Shares of Stock purchased by the Optionee upon the partial or complete exercise of the Option shall be delivered to the Optionee upon notice of issuance given by the Corporation to its transfer agent.

         8. Interpretation of this Option Agreement. In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.

         9. Governing Law. This Option Agreement is executed pursuant to and shall be governed by the internal laws of the State of Florida without reference to the conflict of law principles thereof.

         10. Notice. Any notice hereunder by the Optionee to the Corporation shall be in writing and shall be deemed duly given: (i) when mailed or delivered to the Corporation at its principal office, addressed to the attention of the Board, or if so mailed or delivered to such other address as the Corporation may hereafter designate by notice to the Optionee; or (ii) when sent by facsimile, telecopy, telex or other form of written electronic transmission, upon confirmation of receipt thereof by the Corporation. Any notice or delivery hereunder by the Corporation or its transfer agent to the Optionee shall be in writing and shall be deemed duly given: (i) when mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Corporation; or (ii) when sent by facsimile, telecopy, telex or other form of written electronic transmission, upon confirmation of receipt thereof by the Optionee.

         11. Entire Agreement. This Option Agreement (including Exhibit A hereto) constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Optionee provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

         12. Successors and Assigns. This Option Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors, personal representatives and permitted assigns of the parties hereto.

         13. Counterparts. This Option Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall be one and the same instrument.

         14. Facsimile Signature. This Option Agreement may be executed by either of the parties (the "Originating Party") and transmitted to the other party (the "Receiving Party") by facsimile, telecopy, telex or other form of written electronic transmission, and, upon confirmation of receipt thereof by the Receiving Party, this Option Agreement shall be deemed to have been duly executed by the Originating Party. Upon the request of the Receiving Party, the Originating Party shall provide the Receiving Party with an executed duplicate original of this Option Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Option Agreement, or caused this Stock Option Agreement to be duly executed on their behalf, as of the day and year first above written.

TROPICAL SPORTSWEAR
INT'L CORPORATION


By:
Name:        N. Larry McPherson
Title:       Executive Vice President of
             Finance and Operations


OPTIONEE:


(Signature)

ADDRESS FOR NOTICE
TO OPTIONEE:


Name


Street


City              State                      Zip Code